UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 2, 2011 (December 1, 2011)

THE WENDY’S COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Dave Thomas Blvd. Dublin, Ohio 43017
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (614) 764-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2011, The Wendy's Company (the "Company") entered into an agreement (the " 2011 Agreement") with Trian Partners. L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P. and Trian Partners GP, L.P. (collectively, the "Stockholders"), Trian Fund Management, L.P. (the "Management Company"), the general partner of which is Trian Fund Management GP, LLC ("Trian GP"), Nelson Peltz, Peter W. May and Edward P. Garden, who, together with Nelson Peltz and Peter W. May, are the controlling members of Trian GP (the "Members"), and Trian Partners Strategic Investment Fund, L.P. and Trian Partners Strategic Investment Fund-A, L.P. (collectively, the "New Funds") (the Stockholders, the Management Company, Trian GP, the Members, the New Funds and their respective controlled affiliates and associates, collectively, the "Trian Group" and each individually, a "member of the Trian Group").  The Members are members of the Board of Directors of the Company (the “Board”).  Mr. Peltz is non-executive Chairman of the Board, Mr. May is non-executive Vice Chairman and Mr. Garden is a director.  As of the date of the 2011 Agreement, the Trian Group beneficially owned, in the aggregate, 26.15% of the outstanding Shares.  Certain provisions of the agreement previously entered into among the Company and certain members of the Trian Group in 2008 had expired, in accordance with the terms of such agreement, on November 5, 2011.

Pursuant to the 2011 Agreement, the Board (including a majority of the Company’s independent directors) approved, for purposes of Section 203 of the Delaware General Corporation Law ("Section 203"), the Trian Group becoming the owners (as defined in Section 203(c)(9) of the DGCL) of or acquiring an aggregate of up to (and including), but not more than, 32.5% (subject to certain adjustments set forth in the Agreement, the "Maximum Percentage") of the outstanding shares of the Company's common stock, par value $.10 per share (the "Shares"), such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership (such approval, the "Section 203 Approval").  Notwithstanding anything to the contrary set forth in the 2011Agreement, from and after such time as the Trian Parties and their Affiliates and Associates no longer are the owner(s) (as such term is defined under Section 203(c)(9) of the DGCL) of at least 15% of the Company’s outstanding voting securities, the 203 Approval will not be applicable to any subsequent acquisitions of the Company’s voting securities by the Trian Parties and their respective Affiliates and Associates that would result in such persons becoming the owner(s) of 15% or more of the Company’s voting securities.

Pursuant to the 2011 Agreement, each member of the Trian Group has agreed that, for so long as the Company has a class of equity securities listed on the New York Stock Exchange or any other national securities exchange, (a) it will not purchase or cause to be purchased, or otherwise acquire, beneficial ownership of Company voting securities that would increase the aggregate beneficial ownership of Company voting securities by the Trian Group above the Maximum Percentage; (b) it will not solicit proxies or submit any proposal for the vote of stockholders of the Company or recommend or request or induce any other person to take any such actions or seek to advise, encourage or influence any other person with respect to the Shares, in each case, if the result of such action would be to cause the Board to be comprised of less than a majority of independent directors; (c) it will not engage in certain affiliate transactions with the Company without the prior approval of a majority of the Audit Committee of the

Board or other committee of the Board that is comprised of independent directors; and (iii) except with respect to certain pledged shares, each member of the Trian Group shall cause the Company voting securities owned by it to be present at stockholder meetings for the purposes of establishing a quorum and shall vote any Company voting securities in excess of the shares beneficially owned by them on the date of the 2011 Agreement either as recommended by the Board or in the same proportion as Company voting securities not owned by the Trian Group are actually voted, subject to certain limited exceptions.

The 2011 Agreement (other than the provisions relating to the 203 Approval and certain miscellaneous provisions that survive the termination of the Agreement) will terminate upon the earliest to occur of (i) the Trian Parties ceasing to own in the aggregate 25% of the outstanding voting power of the Company, (ii) December 1, 2014, (iii) at such time as the Common Stock is no longer listed on a national securities exchange, and (iv) such time as any person other than the Trian Parties or any Affiliate, Associate of, or member of a Schedule 13D group with, the Trian Parties, (a) makes an offer to purchase (x) an amount of shares that when added to the number of shares already beneficially owned by such person and its Affiliates and Associates equals or exceeds 50% of the outstanding voting power of the Company or (y) all or substantially all of the assets of the Company, (b) solicits proxies with respect to a majority slate of directors or (c) commences or announces an intention to commence a solicitation of proxies, becomes a “participant” in a “solicitation” or assists any “participant” in, a “solicitation” as such terms are defined in Rule 14a-1 of Regulation 14A under the Securities Exchange Act of 1934, as amended), or submits any proposal for the vote of stockholders of the Company, or recommends or requests or induces or attempts to induce any other person to take any such actions, or to seek to advise, encourage or influence any other person with respect to the voting of Company voting securities, in each case, if the result of any such proposal or solicitation would be to change a majority of the persons serving as directors on the Board of Directors of the Company.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Agreement dated December 1, 2011 by and between The Wendy’s Company and Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners GP, L.P., Trian Fund Management, L.P., the general partner of which is Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May and Edward P. Garden, who, together with Nelson Peltz and Peter W. May, are the controlling members of Trian GP, Trian Partners Strategic Investment Fund, L.P. and Trian Partners Strategic Investment Fund-A, L.P.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: December 2, 2011	By:	/s/ Nils H. Okeson
Nils H. Okeson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1
Agreement dated December 1, 2011 by and between The Wendy’s Company and Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners GP, L.P., Trian Fund Management, L.P., the general partner of which is Trian Fund Management GP, LLC, Nelson Peltz, Peter W. May and Edward P. Garden, who, together with Nelson Peltz and Peter W. May, are the controlling members of Trian GP, Trian Partners Strategic Investment Fund, L.P. and Trian Partners Strategic Investment Fund-A, L.P.